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                                                                   Exhibit 12-23

                           THE DETROIT EDISON COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                            Twelve Months Ended December 31
                                            ----------------------------------------------------------
                                              2005         2004        2003        2002         2001
(Millions of Dollars)                       -------      --------     ------      ------      --------
Earnings:
    Pretax earnings....................     $   426      $    214     $  397      $  534      $    320
    Fixed charges......................         280           294        294         322           314
                                            -------      --------     ------      ------      --------
Net earnings                                $   706      $    508     $  691      $  856           634
                                            -------      --------     ------      ------      --------

Fixed charges:
    Interest expense...................     $   267      $    280     $  284      $  319      $    306
       Adjustments.....................          13            14         10           3             8
                                            -------      --------     ------      ------      --------
Fixed charges                               $   280      $    294     $  294      $  322      $    314
                                            -------      --------     ------      ------      --------

Ratio of earnings to fixed charges             2.52          1.73       2.35        2.66          2.02
                                            =======      ========     ======      ======      ========
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